Exhibit 99.1
Ellington Financial Inc. Reports First Quarter 2026 Results
OLD GREENWICH, Connecticut—May 5, 2026
Ellington Financial Inc. (NYSE: EFC) ("we") today reported financial results for the quarter ended March 31, 2026.
Highlights
•Net income attributable to common stockholders of $95.5 million, or $0.78 per common share.1
◦$76.4 million, or $0.63 per common share, from the investment portfolio.
▪$74.7 million, or $0.61 per common share, from the credit strategy.
▪$1.7 million, or $0.02 per common share, from the Agency strategy.
◦$57.5 million, or $0.47 per common share, from Longbridge.
•Adjusted Distributable Earnings of $66.5 million, or $0.55 per common share.2
◦$70.8 million, or $0.58 per common share, from the investment portfolio.
◦$25.4 million, or $0.21 per common share, from Longbridge.
•Book value per common share as of March 31, 2026 of $13.56, including the effects of dividends of $0.39 per common share for the quarter.
•Recourse debt-to-equity ratio3 of 1.9:1 as of March 31, 2026. Including all recourse and non-recourse borrowings, which primarily consist of securitization-related liabilities, debt-to-equity ratio of 9.0:13.
◦30% of total recourse borrowings3 are long-term and non-mark-to-market
◦18% of total recourse borrowings3 are unsecured
◦Weighted average remaining term of repo borrowings3 is 9.0 months
•Total unencumbered assets4 of $1.92 billion, consisting of cash and cash equivalents of $163.2 million and other unencumbered assets of $1.75 billion as of March 31, 2026.
First Quarter 2026 Results
"Ellington Financial delivered an exceptionally strong first quarter, generating excellent results even as market volatility rose," said Laurence Penn, Chief Executive Officer and President. "Broad-based contributions across our diversified portfolio drove robust GAAP net income, an annualized economic return of 26%, and book value per share appreciation of 3% net of dividends. Adjusted distributable earnings continued to outpace dividends, supported by high yields and steady credit performance from our loan portfolios, as well as securitization gains at Longbridge. Our Longbridge segment had a tremendous quarter, contributing $0.47 per share to net income and $0.21 per share to ADE for the quarter.
"Our securitization platform continued to operate at an energetic pace during the quarter, as we participated in seven transactions totaling more than $2.8 billion, well above the volume in the comparable period of 2025. Our shift to larger deal sizes, without compromising speed to market, reflects the ongoing scaling of our origination platform. This has translated directly into improved execution economics, as fixed transaction costs are spread across larger pool balances, and as bigger transactions attract a broader and deeper institutional investor base. Greater market presence also enables us to lock in attractive, long-term, non-mark-to-market financing at even more attractive terms.
“At the end of January, we raised common equity on an accretive basis with a highly targeted use of proceeds, namely retiring our highest-cost preferred equity. We will monitor the preferred equity market with an eye toward potentially issuing additional preferred equity at a lower cost. Meanwhile, following the successful completion of our inaugural Moody’s- and Fitch-rated long-term debt deal in the fourth quarter of last year, we have meaningfully enhanced our ability to access the long-term institutional debt markets. Collectively, these actions have further strengthened our balance sheet and enhanced our financial flexibility, positioning us to act decisively, including capitalizing on the compelling investment opportunities emerging from the current environment.”
1 Represents $133.9 million of aggregate net income from the investment portfolio and Longbridge segments, less $38.4 million of preferred dividends accrued and certain corporate/other income and expense items not attributed to either the investment portfolio or Longbridge segments.
2 Adjusted Distributable Earnings is a non-GAAP financial measure. See "Reconciliation of Net Income (Loss) to Adjusted Distributable Earnings" below for an explanation regarding the calculation of Adjusted Distributable Earnings. Represents $96.3 million of aggregate Adjusted Distributable Earnings from the investment portfolio and Longbridge segments, less $29.8 million of certain corporate/other items not attributed to either the investment portfolio or Longbridge segments.
3 Excludes borrowings collateralized by U.S. Treasury securities.
4 Total unencumbered assets is calculated in accordance with the definition of "Consolidated Unencumbered Assets" set forth in the indenture governing our 7.375% Senior Notes due September 30, 2030.

Financial Results
Investment Portfolio Segment
The investment portfolio segment generated net income of $77.6 million in the first quarter, consisting of $75.8 million from the credit strategy and $1.7 million from the Agency strategy.
Credit
The total adjusted long credit portfolio5 increased by 4% sequentially to $4.27 billion as of March 31, 2026. The increase was driven by purchases of non-QM loans, Agency-eligible loans, and residential transition loans; and a larger portfolio of retained RMBS. These increases were partially offset by the impact of loans sold into securitizations.
Key Highlights6:
•Overall positive performance driven by higher net interest income in the credit portfolio, and net realized and unrealized gains on non-QM loans and retained tranches, closed-end second lien loans and retained tranches, and Agency-eligible loans; along with unrealized gains on commercial REO, and certain other investments.
•Partially offsetting higher net interest income were net realized and unrealized losses on CLOs, non-Agency RMBS, non-performing and re-performing residential mortgage loans, and residential REO.
•Strong credit performance across our loan businesses, including sequentially lower 90-day delinquency rates and continued low life-to-date realized credit losses in both our residential and commercial loan portfolios.
•Excellent overall results from equity investments in loan originators.
During the quarter, the net interest margin7 on our credit portfolio increased modestly to 3.46% from 3.38%8, as slightly higher asset yields were partially offset by a slightly higher cost of funds. We continued to benefit from positive carry on our interest rate swap hedges, where we overall receive a higher floating rate and pay a lower fixed rate.
Agency
The long Agency RMBS portfolio decreased by 3% sequentially to $197.3 million as of March 31, 2026.
Key Highlights6:
•Positive results driven by net interest income and net gains on interest rate hedges, due to the increase in interest rates quarter over quarter. These gains were partially offset by net losses on our Agency RMBS, with spreads on many Agency RMBS wider during the quarter.
•Pay-ups on our specified pools increased to 0.83% as of March 31, 2026, from 0.79% as of December 31, 2025.
The net interest margin7 on our Agency portfolio (excluding the Catch-up Amortization Adjustment) decreased to 1.47% as of March 31, 2026, from 1.90%8 as of December 31, 2025, driven by a higher cost of funds. We continued to benefit from positive carry on our interest rate swap hedges, where we overall receive a higher floating rate and pay a lower fixed rate, but that benefit declined during the quarter, contributing to the higher cost of funds.
Longbridge Segment
The Longbridge segment reported net income of $57.5 million for the first quarter. The Longbridge portfolio (excluding non-retained tranches of consolidated securitization trusts) increased by 13% sequentially to $695.1 million as of March 31, 2026, driven by continued strong proprietary reverse mortgage loan origination volumes, partially offset by the impact of a securitization of proprietary reverse mortgage loans completed during the quarter. Longbridge originated $515.4 million of new loans during the quarter, which was a 52% increase from the same period in 2025.
Key Highlights6:
•Strong contribution from originations, supported by continued robust origination volumes and margins, and net gains related to the proprietary reverse mortgage loan securitization completed during the quarter.
•Positive contribution from servicing, reflecting: (i) strong tail securitization executions; (ii) a net gain on the HMBS MSR, driven primarily by tighter HMBS yield spreads; and (iii) steady base servicing net income.
•Income related to the settlement of a lawsuit, pursuant to which Longbridge received a payment of $17.0 million.
•Net gains on interest rate hedges.
5 Excludes non-retained tranches of consolidated securitization trusts.
6 Sector-level results include associated financing costs and hedging gains/losses where applicable.
7 Net interest margin represents the weighted average asset yield less the weighted average secured financing cost of funds on such assets. It also includes the effect of actual and accrued periodic payments on interest rate swaps used to hedge the assets.
8 Conformed to current period presentation.

Corporate/Other Summary
Results for the quarter also reflect a significant unrealized gain on our unsecured debt, driven by credit spread widening during the quarter, partially offset by an incentive fee accrued during the first quarter.
Credit Portfolio(1)
The following table summarizes our credit portfolio holdings as of March 31, 2026 and December 31, 2025:

	March 31, 2026		December 31, 2025(2)
($ in thousands)	Fair Value	%	Fair Value	%
Dollar denominated:
Agency-eligible residential mortgage loans and retained RMBS(6)(8)	$313,537	5.5%	$243,615	4.4%
CLOs	97,108	1.7%	111,808	2.0%
CMBS	28,883	0.5%	26,550	0.5%
Commercial mortgage loans(3)(5)	776,588	13.5%	765,059	13.7%
Consumer loans and ABS backed by consumer loans(6)	149,151	2.6%	143,648	2.6%
Corporate debt and equity and corporate loans	33,378	0.6%	29,147	0.5%
Debt and equity investments in loan origination-related entities(7)	100,589	1.7%	95,688	1.7%
Forward MSR-related investments	72,824	1.3%	77,852	1.4%
Home equity line of credit and closed-end second lien loans and retained RMBS(6)(8)	357,385	6.2%	364,838	6.6%
Non-QM loans and retained RMBS(3)(6)(8)	2,667,157	46.4%	2,624,068	47.2%
Other RMBS	110,603	1.9%	109,974	2.0%
Residential transition loans and other residential mortgage loans(2)(3)(4)	905,583	15.7%	839,456	15.1%
Other investments(9)(10)	79,398	1.4%	70,466	1.3%
Non-Dollar denominated:
CLOs	11,983	0.2%	13,232	0.2%
RMBS(11)(12)	21,737	0.4%	16,953	0.3%
Other residential mortgage loans	25,707	0.4%	27,536	0.5%
Total long credit portfolio	$5,751,611	100.0%	$5,559,890	100.0%
Adjustments:
Less: Non-retained tranches of consolidated securitization trusts	1,480,798		1,433,814
Total adjusted long credit portfolio	$4,270,813		$4,126,076
(1)This information does not include U.S. Treasury securities, securities sold short, or financial derivatives.
(2)Conformed to current period presentation.
(3)Includes related REO. In accordance with U.S. GAAP, REO is not considered a financial instrument and as a result is included at the lower of cost or fair value.
(4)Other residential mortgage loans include secondary market purchases of non-performing and re-performing mortgage loans.
(5)Includes equity investments in unconsolidated entities holding commercial mortgage loans and REO and corporate loans secured by commercial mortgage loans.
(6)Includes equity investments in securitization-related vehicles.
(7)Includes corporate loans made to certain loan origination entities in which we hold an equity investment.
(8)Retained RMBS represents RMBS issued by non-consolidated Ellington-sponsored loan securitization trusts, and interests in entities holding such RMBS.
(9)Includes equity investment in Ellington affiliate.
(10)Includes equity investment in an unconsolidated entity which purchases certain other loans for eventual securitization.
(11)Includes loan to an entity which purchases residential mortgage loans for eventual securitization.
(12)Includes equity investment in an unconsolidated entity holding European RMBS.
Agency RMBS Portfolio
The following table(1) summarizes our Agency RMBS portfolio holdings as of March 31, 2026 and December 31, 2025:

	March 31, 2026		December 31, 2025(2)
($ in thousands)	Fair Value	%	Fair Value	%
Long Agency RMBS:
Fixed rate	$196,756	99.7%	$203,077	99.7%
Reverse mortgages	560	0.3%	556	0.3%
Total long Agency RMBS	$197,316	100.0%	$203,633	100.0%
(1)This information does not include U.S. Treasury securities, securities sold short, or financial derivatives.
(2)Conformed to current period presentation. Agency IO's are included in Other RMBS in the credit portfolio table above.

Longbridge Portfolio
Longbridge originates reverse mortgage loans, including (i) home equity conversion mortgage loans, or "HECMs," which are insured by the FHA, and (ii) "proprietary reverse mortgage loans," which are not insured by the FHA. HECMs are eligible for inclusion in GNMA-guaranteed HECM-backed MBS, or "HMBS." Upon securitization, the HECMs remain on our balance sheet under GAAP. We have securitized some of the proprietary reverse mortgage loans originated by Longbridge, and we have retained certain of the securitization tranches in compliance with credit risk retention rules. Longbridge has typically retained the MSRs associated with the loans it has originated. Longbridge also originates home equity lines of credit, or "HELOCs," designed for homeowners aged 62 or older.
The following table summarizes loan-related assets(1) in the Longbridge segment as of March 31, 2026 and December 31, 2025:

	March 31, 2026	December 31, 2025
	(In thousands)
HMBS assets(2)	$10,893,878	$10,524,652
Less: HMBS liabilities	(10,765,668)	(10,406,332)
HMBS MSR(3)	128,210	118,320
Unsecuritized HECM loans(4)	172,860	174,046
Proprietary reverse mortgage loans(5)(6)	1,974,539	1,687,801
Reverse MSRs	30,192	28,913
Unsecuritized REO(6)	5,702	4,742
Total	2,311,503	2,013,822
Less: Non-retained tranches of consolidated securitization trusts	1,616,404	1,396,607
Total, excluding non-retained tranches of consolidated securitization trusts	$695,099	$617,215
(1)This information does not include financial derivatives or loan commitments.
(2)Includes HECM loans, related REO, and claims or other receivables.
(3)When Longbridge pools HECM loans into HMBS, such transfers do not qualify as sales under U.S. GAAP, and as a result, such transactions are treated as secured borrowings on our Consolidated Balance Sheet; the pooled HECM loans are included in Loans, at fair value, and the related liabilities are reflected as HMBS-related obligations, at fair value. After pooling the HECM loans into HMBS, Longbridge retains the mortgage servicing rights associated with such HECM loans (the "HMBS MSR").
(4)As of March 31, 2026, includes $21.7 million of active HECM buyout loans, $19.9 million of inactive HECM buyout loans, and $6.6 million of other inactive HECM loans. As of December 31, 2025, includes $28.5 million of active HECM buyout loans, $19.0 million of inactive HECM buyout loans, and $6.1 million of other inactive HECM loans.
(5)As of March 31, 2026, includes $1.6 billion of securitized proprietary reverse mortgage loans and related REO, $26.2 million of cash held in a securitization reserve fund, and $13.9 million of investment related receivables. As of December 31, 2025, includes $1.4 billion of securitized proprietary reverse mortgage loans and related REO, $26.0 million of cash held in a securitization reserve fund, and $19.9 million of investment related receivables.
(6)In accordance with U.S. GAAP, REO is not considered a financial instrument and as a result is included at the lower of cost or fair value.
The following table summarizes Longbridge's origination volumes by channel for the three-month periods ended March 31, 2026 and December 31, 2025:

($ In thousands)	March 31, 2026			December 31, 2025
Channel	Units	New Loan Origination Volume(1)	% of New Loan Origination Volume	Units	New Loan Origination Volume(1)	% of New Loan Origination Volume
Wholesale and correspondent	1,577	$361,697	70%	1,668	$382,613	72%
Retail	743	153,677	30%	824	147,119	28%
Total	2,320	$515,374	100%	2,492	$529,732	100%
(1)Represents initial borrowed amounts on reverse mortgage loans.

Financing
Key Highlights:
•Recourse Debt-to-Equity Ratio, excluding borrowings collateralized by U.S. Treasury securities, adjusted for unsettled purchases and sales: 1.9:1 as of both March 31, 2026 and December 31, 2025, as an increase in repo borrowings on our larger credit and Longbridge portfolios was roughly offset by higher total equity.
•Overall Debt-to-Equity Ratio, excluding borrowings collateralized by U.S. Treasury securities, adjusted for unsettled purchases and sales: 9.0:1 as of both March 31, 2026 and December 31, 2025.
The following table summarizes our outstanding borrowings and debt-to-equity ratios as of March 31, 2026 and December 31, 2025:

	March 31, 2026		December 31, 2025
	Outstanding Borrowings(1)	Debt-to-Equity Ratio(2)	Outstanding Borrowings(1)	Debt-to-Equity Ratio(2)
	(In thousands)		(In thousands)
Recourse borrowings(3)	$3,822,166	2.0:1	$3,614,592	1.9:1
Non-recourse borrowings(3)	13,891,000	7.1:1	13,351,910	7.1:1
Total Borrowings	$17,713,166	9.0:1	$16,966,502	9.1:1
Total Equity	$1,957,988		$1,871,155
Recourse borrowings excluding borrowings collateralized by U.S. Treasury securities, adjusted for unsettled purchases and sales		1.9:1		1.9:1
Total borrowings excluding borrowings collateralized by U.S. Treasury securities, adjusted for unsettled purchases and sales		9.0:1		9.0:1
(1)Includes borrowings under repurchase agreements, other secured borrowings, other secured borrowings, at fair value, and unsecured debt, at par.
(2)Recourse and overall debt-to-equity ratios are computed by dividing outstanding recourse and overall borrowings, respectively, by total equity. Debt-to-equity ratios do not account for liabilities other than debt financings.
(3)All of our non-recourse borrowings are secured by collateral. In the event of default under a non-recourse borrowing, the lender has a claim against the collateral but not any of the other assets held by us or our consolidated subsidiaries. In the event of default under a recourse borrowing, the lender's claim is not limited to the collateral (if any).

Operating Results
The following table summarizes our operating results by strategy for the three-month period ended March 31, 2026:

	Investment Portfolio			Longbridge	Corporate/Other	Total	Per Share
(In thousands except per share amounts)	Credit	Agency	Investment Portfolio Subtotal
Interest income and other income(1)	$105,573	$1,958	$107,531	$63,111	$1,341	$171,983	$1.40
Interest expense	(44,799)	(1,155)	(45,954)	(27,157)	(11,391)	(84,502)	(0.69)
Realized gain (loss), net	11,782	(1)	11,781	276	—	12,057	0.10
Unrealized gain (loss), net	(31,593)	(936)	(32,529)	14,908	21,188	3,567	0.03
Net change from reverse mortgage loans and HMBS obligations	—	—	—	40,928	—	40,928	0.33
Earnings in unconsolidated entities	17,564	—	17,564	—	—	17,564	0.14
Interest rate hedges and other activity, net(2)	23,892	1,846	25,738	6,762	(5,696)	26,804	0.22
Credit hedges and other activities, net(3)	20	—	20	411	—	431	—
Income tax (expense) benefit	—	—	—	—	(966)	(966)	(0.01)
Investment and transaction related expenses	(4,027)	—	(4,027)	(15,800)	—	(19,827)	(0.16)
Other expenses	(2,574)	—	(2,574)	(25,964)	(32,008)	(60,546)	(0.49)
Net income (loss)	75,838	1,712	77,550	57,475	(27,532)	107,493	0.87
Dividends on preferred stock	—	—	—	—	(5,883)	(5,883)	(0.05)
Issuance costs of redeemed preferred stock	—	—	—	—	(3,966)	(3,966)	(0.03)
Net (income) loss attributable to non-participating non-controlling interests	(1,175)	—	(1,175)	—	(4)	(1,179)	(0.01)
Net income (loss) attributable to common stockholders and participating non-controlling interests	74,663	1,712	76,375	57,475	(37,385)	96,465	0.78
Net (income) loss attributable to participating non-controlling interests	—	—	—	—	(998)	(998)	—
Net income (loss) attributable to common stockholders	$74,663	$1,712	$76,375	$57,475	$(38,383)	$95,467	$0.78
Net income (loss) attributable to common stockholders per share of common stock	$0.61	$0.02	$0.63	$0.47	$(0.32)	$0.78
Weighted average shares of common stock and convertible units(4) outstanding						122,984
Weighted average shares of common stock outstanding						121,711
(1)Other income primarily consists of rental income on real estate owned, loan origination fees, and servicing income. Included in the Longbridge segment is also $17.0 million of litigation settlement income.
(2)Includes U.S. Treasury securities, if applicable.
(3)Other activities include certain equity and other trading strategies and related hedges, and net realized and unrealized gains (losses) on foreign currency.
(4)Convertible units include Operating Partnership units attributable to participating non-controlling interests.

The following table summarizes our operating results by strategy for the three-month period ended December 31, 2025:

	Investment Portfolio(1)			Longbridge	Corporate/Other	Total	Per Share
(In thousands except per share amounts)	Credit	Agency	Investment Portfolio Subtotal
Interest income and other income(2)	$100,279	$2,069	$102,348	$42,510	$1,795	$146,653	$1.34
Interest expense	(46,619)	(1,331)	(47,950)	(24,371)	(10,983)	(83,304)	(0.76)
Realized gain (loss), net	2,272	(10)	2,262	60	—	2,322	0.02
Unrealized gain (loss), net	(19,063)	1,513	(17,550)	8,927	(7,905)	(16,528)	(0.15)
Net change from reverse mortgage loans and HMBS obligations	—	—	—	31,900	—	31,900	0.29
Earnings in unconsolidated entities	18,203	—	18,203	—	—	18,203	0.17
Interest rate hedges and other activity, net(3)	(402)	1,339	937	1,767	(661)	2,043	0.02
Credit hedges and other activities, net(4)	(4,413)	—	(4,413)	(435)	—	(4,848)	(0.05)
Income tax (expense) benefit	—	—	—	—	(1,353)	(1,353)	(0.01)
Investment and transaction related expenses	(8,213)	—	(8,213)	(16,506)	(5,962)	(30,681)	(0.28)
Other expenses	(2,663)	—	(2,663)	(27,491)	(11,639)	(41,793)	(0.38)
Net income (loss)	39,381	3,580	42,961	16,361	(36,708)	22,614	0.21
Dividends on preferred stock	—	—	—	—	(6,981)	(6,981)	(0.06)
Net (income) loss attributable to non-participating non-controlling interests	(805)	—	(805)	—	(4)	(809)	(0.01)
Net income (loss) attributable to common stockholders and participating non-controlling interests	38,576	3,580	42,156	16,361	(43,693)	14,824	0.14
Net (income) loss attributable to participating non-controlling interests	—	—	—	—	(157)	(157)	—
Net income (loss) attributable to common stockholders	$38,576	$3,580	$42,156	$16,361	$(43,850)	$14,667	$0.14
Net income (loss) attributable to common stockholders per share of common stock	$0.36	$0.03	$0.39	$0.15	$(0.40)	$0.14
Weighted average shares of common stock and convertible units(5) outstanding						109,652
Weighted average shares of common stock outstanding						108,491
(1)Conformed to current period presentation.
(2)Other income primarily consists of rental income on real estate owned, loan origination fees, and servicing income.
(3)Includes U.S. Treasury securities, if applicable.
(4)Other activities include certain equity and other trading strategies and related hedges, and net realized and unrealized gains (losses) on foreign currency.
(5)Convertible units include Operating Partnership units attributable to participating non-controlling interests.
About Ellington Financial
Ellington Financial invests in a diverse array of financial assets, including residential and commercial mortgage loans and mortgage-backed securities, reverse mortgage loans, mortgage servicing rights and related investments, consumer loans, asset-backed securities, collateralized loan obligations, non-mortgage and mortgage-related derivatives, debt and equity investments in loan origination companies, and other strategic investments. Ellington Financial is externally managed and advised by Ellington Financial Management LLC, an affiliate of Ellington Management Group, L.L.C.
Conference Call
We will host a conference call at 11:00 a.m. Eastern Time on Wednesday, May 6, 2026, to discuss our financial results for the quarter ended March 31, 2026. To participate in the event by telephone, please dial (800) 343-4136 at least 10 minutes prior to the start time and reference the conference ID EFCQ126. International callers should dial (203) 518-9843 and reference the same conference ID. The conference call will also be webcast live over the Internet and can be accessed via the "For Investors" section of our web site at www.ellingtonfinancial.com. To listen to the live webcast, please visit www.ellingtonfinancial.com at least 15 minutes prior to the start of the call to register, download, and install necessary audio software. In connection with the release of these financial results, we also posted an investor presentation, that will accompany the conference call, on our website at www.ellingtonfinancial.com under "For Investors—Presentations."
A dial-in replay of the conference call will be available on Wednesday, May 6, 2026, at approximately 2:00 p.m. Eastern Time through Wednesday, May 13, 2026 at approximately 11:59 p.m. Eastern Time. To access this replay, please dial (800) 677-6124. International callers should dial (402) 220-0664. A replay of the conference call will also be archived on our web site at www.ellingtonfinancial.com.

Cautionary Statement Regarding Forward-Looking Statements
This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as "believe," "expect," "anticipate," "estimate," "project," "plan," "continue," "intend," "should," "would," "could," "goal," "objective," "will," "may," "seek" or similar expressions or their negative forms, or by references to strategy, plans, or intentions. Forward-looking statements are based on our beliefs, assumptions and expectations of our future operations, business strategies, performance, financial condition, liquidity and prospects, taking into account information currently available to us. These beliefs, assumptions, and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations and strategies may vary materially from those expressed or implied in our forward-looking statements. The following factors are examples of those that could cause actual results to vary from our forward-looking statements: changes in interest rates and the market value of our investments, market volatility, changes in mortgage default rates and prepayment rates, our ability to borrow to finance our assets, changes in government regulations affecting our business, our ability to maintain our exclusion from registration under the Investment Company Act of 1940, our ability to maintain our qualification as a real estate investment trust, or "REIT," and other changes in market conditions and economic trends, such as changes to fiscal or monetary policy, heightened inflation, slower growth or recession, and currency fluctuations. Furthermore, forward-looking statements are subject to risks and uncertainties, including, among other things, those described under Item 1A of our Annual Report on Form 10-K, which can be accessed through our website at www.ellingtonfinancial.com or at the SEC's website (www.sec.gov). Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the SEC, including reports on Forms 10-Q, 10-K and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
This release and the information contained herein do not constitute an offer of any securities or solicitation of an offer to purchase securities.

ELLINGTON FINANCIAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three-Month Period Ended
	March 31, 2026	December 31, 2025
(In thousands, except per share amounts)
NET INTEREST INCOME
Interest income	$149,503	$140,260
Interest expense	(88,249)	(86,623)
Total net interest income	61,254	53,637
Other Income (Loss)
Realized gains (losses) on securities and loans, net	14,715	4,263
Realized gains (losses) on financial derivatives, net	19,172	(8,467)
Realized gains (losses) on real estate owned, net	(3,145)	(1,968)
Unrealized gains (losses) on securities and loans, net	(19,612)	3,671
Unrealized gains (losses) on financial derivatives, net	7,042	5,385
Unrealized gains (losses) on real estate owned, net	1,255	(1,215)
Unrealized gains (losses) on other secured borrowings, at fair value, net	6,993	(14,371)
Unrealized gains (losses) on unsecured borrowings, at fair value	21,188	(7,905)
Net change from HECM reverse mortgage loans, at fair value	235,035	156,532
Net change related to HMBS obligations, at fair value	(194,107)	(124,632)
Litigation settlement income	17,000	—
Other, net	4,478	13,308
Total other income (loss)	110,014	24,601
EXPENSES
Base management fee to affiliate, net of rebates	7,101	6,869
Incentive fee to affiliate	19,222	—
Investment and transaction related expenses:
Servicing expense	7,800	7,123
Debt issuance costs related to Other secured borrowings, at fair value	2,324	6,462
Debt issuance costs related to unsecured borrowings, at fair value	—	5,962
Other	9,703	11,134
Professional fees	3,634	3,333
Compensation and benefits	21,806	23,643
Other expenses	8,783	7,948
Total expenses	80,373	72,474
Net Income (Loss) before Income Tax Expense (Benefit) and Earnings from Investments in Unconsolidated Entities	90,895	5,764
Income tax expense (benefit)	966	1,353
Earnings (losses) from investments in unconsolidated entities	17,564	18,203
Net Income (Loss)	107,493	22,614
Net Income (Loss) attributable to non-controlling interests	2,177	966
Dividends on preferred stock	5,883	6,981
Issuance costs of redeemed preferred stock	3,966	—
Net Income (Loss) Attributable to Common Stockholders	$95,467	$14,667
Net Income (Loss) per Common Share:
Basic and Diluted	$0.78	$0.14
Weighted average shares of common stock outstanding	121,711	108,491
Weighted average shares of common stock and convertible units outstanding	122,984	109,652

ELLINGTON FINANCIAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	As of
(In thousands, except share and per share amounts)	March 31, 2026	December 31, 2025(1)
ASSETS
Cash and cash equivalents	$163,224	$201,893
Restricted cash	28,296	136,297
Securities, at fair value	1,136,825	1,034,882
Loans, at fair value	17,393,161	16,640,647
Loan commitments, at fair value	10,207	9,124
Forward MSR-related investments, at fair value	72,824	77,852
Mortgage servicing rights, at fair value	30,192	28,913
Investments in unconsolidated entities, at fair value	349,722	312,421
Real estate owned	101,167	75,548
Financial derivatives–assets, at fair value	152,834	142,723
Reverse repurchase agreements	487,333	453,037
Due from brokers	39,708	35,919
Investment related receivables	239,406	177,208
Other assets	28,197	26,446
Total Assets	$20,233,096	$19,352,910
LIABILITIES
Securities sold short, at fair value	$297,231	$272,702
Repurchase agreements	2,894,972	2,655,444
Financial derivatives–liabilities, at fair value	47,374	53,073
Due to brokers	65,024	48,104
Investment related payables	55,441	36,092
Other secured borrowings	264,444	296,398
Other secured borrowings, at fair value	3,125,332	2,945,578
HMBS-related obligations, at fair value	10,765,668	10,406,332
Unsecured borrowings, at fair value	638,644	659,832
Base management fee payable to affiliate	7,101	6,869
Incentive fee payable to affiliate	19,222	—
Dividends payable	19,108	19,428
Interest payable	17,666	26,798
Accrued expenses and other liabilities	57,881	55,105
Total Liabilities	18,275,108	17,481,755
EQUITY
Preferred stock, par value $0.001 per share, 100,000,000 shares authorized; 9,200,089 and 13,800,089 shares issued and outstanding, and $230,002 and $345,002 aggregate liquidation preference, respectively	220,924	331,958
Common stock, par value $0.001 per share, 300,000,000 shares authorized, respectively; 124,649,023 and 113,138,860 shares issued and outstanding, respectively(2)	125	113
Additional paid-in-capital	2,065,197	1,915,152
Retained earnings (accumulated deficit)	(366,110)	(412,964)
Total Stockholders' Equity	1,920,136	1,834,259
Non-controlling interests	37,852	36,896
Total Equity	1,957,988	1,871,155
TOTAL LIABILITIES AND EQUITY	$20,233,096	$19,352,910
SUPPLEMENTAL PER SHARE INFORMATION:
Book Value Per Common Share (3)	$13.56	$13.16
(1)Derived from audited financial statements as of December 31, 2025.
(2)Common shares issued and outstanding at March 31, 2026 includes 2,735,163 shares of common stock issued under our ATM program during the three-month period ended March 31, 2026.
(3)Based on total stockholders' equity less the aggregate liquidation preference of our preferred stock outstanding.

Reconciliation of Net Income (Loss) to Adjusted Distributable Earnings
We calculate Adjusted Distributable Earnings as U.S. GAAP net income (loss) as adjusted for: (i) realized and unrealized gain (loss) on securities and loans, REO, mortgage servicing rights, financial derivatives (excluding periodic settlements on interest rate swaps), any borrowings carried at fair value, and foreign currency transactions; (ii) incentive fee to affiliate; (iii) Catch-up Amortization Adjustment (as defined below); (iv) non-cash equity compensation expense; (v) provision for income taxes; (vi) certain non-capitalized transaction costs; and (vii) other income or loss items that are of a non-recurring nature. For certain investments in unconsolidated entities, we include the relevant components of net operating income in Adjusted Distributable Earnings. The Catch-up Amortization Adjustment is a quarterly adjustment to premium amortization or discount accretion triggered by changes in actual and projected prepayments on our Agency RMBS (accompanied by a corresponding offsetting adjustment to realized and unrealized gains and losses). The adjustment is calculated as of the beginning of each quarter based on our then-current assumptions about cashflows and prepayments, and can vary significantly from quarter to quarter. Non-capitalized transaction costs include expenses, generally professional fees, incurred in connection with the acquisition of an investment or issuance of long-term debt. We also include in Adjusted Distributable Earnings, for all loans that we originate through Longbridge, any realized and unrealized gains (losses) on such loans up to the point of loan sale or securitization, net of sale or securitization costs; and any realized and unrealized gains (losses) on HECM buyout loans and REO related to Longbridge's servicing activities.
Adjusted Distributable Earnings is a supplemental non-GAAP financial measure. We believe that the presentation of Adjusted Distributable Earnings provides information useful to investors, because: (i) we believe that it is a useful indicator of both current and projected long-term financial performance, in that it excludes the impact of certain current-period earnings components that we believe are less useful in forecasting long-term performance and dividend-paying ability; (ii) we use it to evaluate the effective net yield provided (a) by our investment portfolio, after the effects of financial leverage, and (b) by Longbridge, to reflect the earnings from its reverse mortgage origination and servicing operations; and (iii) we believe that presenting Adjusted Distributable Earnings assists investors in measuring and evaluating our operating performance, and comparing our operating performance to that of our residential mortgage REIT and mortgage originator peers. Please note, however, that: (I) our calculation of Adjusted Distributable Earnings may differ from the calculation of similarly titled non-GAAP financial measures by our peers, with the result that these non-GAAP financial measures might not be directly comparable; and (II) Adjusted Distributable Earnings excludes certain items that may impact the amount of cash that is actually available for distribution.
In addition, because Adjusted Distributable Earnings is an incomplete measure of our financial results and differs from net income (loss) computed in accordance with U.S. GAAP, it should be considered supplementary to, and not as a substitute for, net income (loss) computed in accordance with U.S. GAAP.
Furthermore, Adjusted Distributable Earnings is different from REIT taxable income. As a result, the determination of whether we have met the requirement to distribute at least 90% of our annual REIT taxable income (subject to certain adjustments) to our stockholders, in order to maintain our qualification as a REIT, is not based on whether we distributed 90% of our Adjusted Distributable Earnings.
In setting our dividends, our Board of Directors considers our earnings, liquidity, financial condition, REIT distribution requirements, and financial covenants, along with other factors that the Board of Directors may deem relevant from time to time.

The following table reconciles, for the three-month periods ended March 31, 2026 and December 31, 2025, our Adjusted Distributable Earnings to the line on our Condensed Consolidated Statement of Operations entitled Net Income (Loss), which we believe is the most directly comparable U.S. GAAP measure:

	Three-Month Period Ended
	March 31, 2026				December 31, 2025
(In thousands, except per share amounts)	Investment Portfolio	Longbridge	Corporate/Other	Total	Investment Portfolio	Longbridge	Corporate/Other	Total
Net Income (Loss)	$77,550	$57,475	$(27,532)	$107,493	$42,961	$16,361	$(36,708)	$22,614
Income tax expense (benefit)	—	—	966	966	—	—	1,353	1,353
Net income (loss) before income tax expense (benefit)	77,550	57,475	(26,566)	108,459	42,961	16,361	(35,355)	23,967
Adjustments:
Realized (gains) losses, net(1)	(19,398)	—	263	(19,135)	10,992	—	(1,122)	9,870
Unrealized (gains) losses, net(2)	20,247	12,158	(16,400)	16,005	16,277	11,919	8,351	36,547
Unrealized (gains) losses on reverse MSRs, net of hedging (gains) losses(3)	—	(15,822)	—	(15,822)	—	(3,004)	—	(3,004)
Incentive fee to affiliate	—	—	19,222	19,222	—	—	—	—
Negative (positive) component of interest income represented by Catch-up Amortization Adjustment	(21)	—	—	(21)	35	—	—	35
Adjustment related to consolidated proprietary reverse mortgage loan securitizations(4)	—	(12,690)	—	(12,690)	—	(11,647)	—	(11,647)
Non-capitalized transaction costs and other expense adjustments(5)	1,359	1,311	294	2,964	4,550	995	5,952	11,497
Litigation settlement income	—	(17,000)	—	(17,000)	—	—	—	—
(Earnings) losses from investments in unconsolidated entities	(17,564)	—	—	(17,564)	(18,203)	—	—	(18,203)
Adjusted distributable earnings from investments in unconsolidated entities(6)	9,584	—	—	9,584	10,655	—	—	10,655
Total Adjusted Distributable Earnings	$71,757	$25,432	$(23,187)	$74,002	$67,267	$14,624	$(22,174)	$59,717
Dividends on preferred stock	—	—	5,883	5,883	—	—	6,981	6,981
Adjusted Distributable Earnings attributable to non-controlling interests	928	—	695	1,623	824	—	550	1,374
Adjusted Distributable Earnings Attributable to Common Stockholders	$70,829	$25,432	$(29,765)	$66,496	$66,443	$14,624	$(29,705)	$51,362
Adjusted Distributable Earnings Attributable to Common Stockholders, per share	$0.58	$0.21	$(0.24)	$0.55	$0.61	$0.13	$(0.27)	$0.47
(1)Includes realized (gains) losses on securities and loans, REO, financial derivatives (excluding periodic settlements on interest rate swaps), and foreign currency transactions which are components of Other Income (Loss) on the Condensed Consolidated Statement of Operations.
(2)Includes unrealized (gains) losses on securities and loans, REO, financial derivatives (excluding periodic settlements on interest rate swaps), borrowings carried at fair value, MSR-related investments, and foreign currency translations which are components of Other Income (Loss) on the Condensed Consolidated Statement of Operations.
(3)Represents net change in fair value of the HMBS MSR and Reverse MSRs attributable to changes in market conditions and model assumptions. This adjustment also includes net (gains) losses on certain hedging instruments (including interest rate swaps, futures, and short U.S. Treasury securities), which are components of realized and/or unrealized gains (losses) on financial derivatives, net, realized and/or unrealized gains (losses) on securities and loans, net, interest income, and interest expense on the Condensed Consolidated Statement of Operations.
(4)Represents the effect of replacing mortgage loan interest income (net of securitization debt expense) with interest income of the retained tranches.
(5)For the three-month period ended March 31, 2026, includes $1.3 million of other non-capitalized transaction costs, $1.2 million of non-cash equity compensation and depreciation expense, and $0.5 million of various other expenses. For the three-month period ended December 31, 2025, includes $6.0 million of debt issuances costs related to unsecured borrowings, at fair value, $1.9 million of debt issuance costs related to Other secured borrowings, at fair value, $2.1 million of other non-capitalized transaction costs, $1.2 million of non-cash equity compensation and depreciation expense, and $0.3 million of various other expenses.
(6)Includes the Company's proportionate share of net interest income, net loan origination income (expense), and operating expenses for certain investments in unconsolidated entities, including certain of its non-consolidated equity investments in loan originators that have been making (or are expected to make) distributions to the Company.